UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2023

Aura FAT Projects Acquisition Corp

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

Cayman Islands	001-901886	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1 Phillip Street, #09-00, Royal One Phillip

Singapore, 048692

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code +65-3135-1511

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one Class A Ordinary Share and one Redeemable Warrant	AFARU	The Nasdaq Stock Market LLC
Class A Ordinary Share, $0.0001 par value per share	AFAR	The Nasdaq Stock Market LLC
Redeemable Warrants, each warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50 per share	AFARW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On November 15, 2023, Aura FAT Projects Acquisition Corp, a Cayman Islands exempted company limited by shares, with company registration number 384483 (the “Company”), issued a press release announcing that it caused to be deposited $50,000 into the Company’s trust account for its public shareholders, allowing the Company to extend the date by which the Company may consummate an initial business combination by one month from November 18, 2023 to December 18, 2023 (the “Extension”). This Extension is permitted under the Company’s governing documents.

A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference.

Item 9.01.	Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release dated November 15, 2023.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aura FAT Projects Acquisition Corp

Date: November 15, 2023	By:	/s/ Tristan Lo
Tristan Lo
Co-Chief Executive Officer

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